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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
Adolph Coors Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of the following materials:

  (1)
  a press release issued by Molson Inc. on September 27, 2004

  (2)
  an investor presentation dated September 27, 2004 regarding the proposed combination of Adolph Coors Company and Molson Inc.

PRESS RELEASE—For immediate release

Molson Issues Tentative Timetable Relating to
Shareholder Vote for Molson Coors Merger

        Montréal, September 27, 2004—Molson is issuing today a tentative and very broad timetable, with the objective of informing shareholders of the next steps relating to the proposed Molson Coors merger transaction.

        The first step in the shareholder approval process was accomplished on September 17th with the filing by Coors of a preliminary proxy circular with the Securities and Exchange Commission (SEC) in the U.S. That event marked the beginning of a process during which there will be several milestone dates.

September 17th:	Filing by Coors of the preliminary Proxy Circular with the Securities and Exchange Commission (SEC) in the U.S. for their review and clearance.

Assuming the Proxy Circular is cleared by the SEC and becomes final by mid-November, the procedure for the plan of arrangement proposal will then be submitted to the Québec Superior Court for an interim ruling. The following would thereafter be the likely timetable.
Period from November 8th to November 19th:	Filing of final Proxy Circular
Submission of final Proxy Circular to and hearing by Québec Superior Court for interim order (date to be confirmed)
Printing and mailing to Molson shareholders (date to be confirmed)
Week of December 13th	Special Meeting of Molson shareholders (date to be confirmed)
Week of December 20th	Québec Superior Court final order (assuming shareholder approval)
Week of December 27th	Closing of transaction (assuming shareholder approval)

        It is important to view this schedule as tentative, as it is based on several assumptions, including the timing of SEC review and clearance, and scheduling of a Québec Superior Court hearing. These two events are key in the timing of the following steps including the mailing to shareholders and the scheduling of a Special Meeting at which shareholders will vote on the proposed transaction. Should the proxy approval by the SEC take longer or should the scheduling of the Québec Superior Court date be later than anticipated, the timeline as suggested above will be affected. Molson will confirm and post on its website the key dates and the timetable, as they become final.

        Molson Inc. (TSX: MOL.A) is one of the world's largest brewers of quality beer with operations in Canada, Brazil and the United States. A global brewer with $3.5 billion in gross annual sales, Molson traces its roots back to 1786 making it North America's oldest beer brand. Committed to brewing excellence, Molson combines the finest natural ingredients with the highest standards of quality to produce an award-winning portfolio of beers including Molson Canadian, Molson Export, Molson Dry, Rickard's, Marca Bavaria, Kaiser and Bavaria.

For more Information:

Media	Investors and analysts
Sylvia Morin Senior Vice President, Corporate Affairs (514) 590-6345	Danielle Dagenais Vice President, Investor Relations (514) 599-5392

        Shareholders are urged to read the definitive joint proxy statement/management information circular regarding the proposed transaction when it becomes available, because it will contain important information. Shareholders will be able to obtain a free copy of the definitive joint proxy statement/management information circular. Copies of the definitive joint proxy statement/management information circular can be obtained, without charge, by directing a request to Molson Inc., 1555 Notre Dame Street East, Montreal, Quebec, Canada, H2L 2R5, Attention: Investor Relations, (514) 599-5392. The respective directors and executive officers of Molson and Coors and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Molson's and Coors's directors and executive officers, and a description of their direct and indirect interests, by security holdings or otherwise, is available in the preliminary joint proxy statement/management information circular filed with SEDAR and the United States Securities and Exchange Commission.

Investor Presentation

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Molson Coors Brewing Company

Reshaping the Competitive Brewing Landscape

September 2004

Leo Kiely	Daniel J. O’Neill
President and	President and
Chief Executive Officer	Chief Executive Officer
Coors Brewing Company	Molson Inc.

[LOGO]	[LOGO]

Daniel J. O’Neill

Forward Looking Statements

This presentation includes “forward-looking statements” within the meaning of the U.S. federal securities laws.  Forward-looking statements are commonly identified by such terms and phrases as “would”, “may”, “will”, “expects” or “expected to” and other terms with similar meaning indicating possible future events or actions or potential impact on the businesses or shareholders of Adolph Coors Company and Molson Inc. (separately and together the “Companies”).  Such statements include, but are not limited to, statements about the anticipated benefits, savings and synergies of the merger between Adolph Coors Company and Molson, Inc., including future financial and operating results, Coors’ and Molson’s plans, objectives, expectations and intentions, the markets for Coors’ and Molson’s products, the future development of Coors’ and Molson’s business, and the contingencies and uncertainties to which Coors and Molson may be subject and other statements that are not historical facts. The presentation also includes information that has not been reviewed by the Companies’ independent auditors. There is no assurance the transaction contemplated in this presentation will be completed at all, or completed upon the same terms and conditions described.  All forward-looking statements in this presentation are expressly qualified by information contained in each company’s filings with regulatory authorities. The Companies do not undertake to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain required approvals of the merger on the proposed terms and schedule; the failure of Coors and Molson stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; and disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers.  Additional factors that could cause Coors’ and Molson’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed by Coors with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Neither Coors nor Molson undertakes and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

Stockholders are urged to read the joint proxy statement/management information circular regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/management information circular, as well as other filings containing information about Coors, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).  Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/management information circular can also be obtained, without charge, by directing a request to Adolph Coors Company, 311 10th Street, Golden, Colorado 80401, Attention: Investor Relations, (303) 279-6565. The respective directors and executive officers of Coors and Molson and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Coors’s directors and executive officers is available in the 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission by Coors on March 12, 2004, and information regarding Molson’s directors and executive officers will be included in the joint proxy statement/management information circular. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

Molson’s Vision has Remained Consistent

1.               To become one of the best performing brewers in the world, as measured by…

2.               To remain one of the best performing brewers in the world, as measured by…

3.               To regain the position as one of the best performing brewers in the world, as measured by…

[GRAPHIC]

Long Term Returns to Shareholders

Molson Has Delivered Best in Class Returns to Shareholders in Last Five Years

Last Five Fiscal Years	Fiscal 2004

[CHART]	[CHART]

Source: Bloomberg	Total returns in US$ at March 31, 2004

* Since IPO –November 2000

Current Footprint has Experienced Challenges in Last Six Months Increasing Risks of Previous Plan

Clear Priorities Exist in Each of the Existing Businesses				Growth Beyond Core

Canada	Brazil	USA	Export Strategy	M&A Activity

Share Gain:	Share Gain:	Resolve growth	Build international	Address risks from
• Segments	• With price	strategy with	volume through	continued market
• Regions		Coors	focus on 2-3	consolidation
• Outlets	Volume		investment
		Gain import	markets	Provide potential for
Strategic Pricing	Distribution	price status		sustained growth
and shareholder
Innovation		Identify product	Seek to export to	value potential
		portfolio	additional markets
Deliver P125			with limited
investment of
people or dollars

[GRAPHIC]	[GRAPHIC]	[GRAPHIC]	[GRAPHIC]

A-B like	Achieve targets	Execute plan to	Growth driver
consistency		become large

Three Year Focus / Immediate Priorities				Moved up in importance

Global Industry Consolidation Driving Partners to Moves that Could Impact Molson Value

•                  Interbrew/ AmBev deal is a potential ‘trigger’ for ‘next wave’ of bigger consolidation moves

•                  All players revisiting their M&A growth game plan

•                  Mid-sized players realizing that they are likely sellers

•                  Giants are awake: AB and Heineken could accelerate the consolidation

•                  Molson’s major partners (Coors, Heineken) very likely to be involved in major deals impacting their Canadian and US strategies

Consolidation Could Lead to Value Destruction Most Immediate Impact with Coors and/or Heineken

Potential Deals with Risk to Molson	Conflict with Molson Portfolio of Brands

Coors
	Interbrew/AmBev	• Coors brand in Canada
• Molson brands in US

	Heineken	• Heineken and Coors brands in Canada
• Risk they go alone or team with other Cdn brewer

	SAB/Miller	• Moderate risk in Canada
• US marginalized
Heineken

	Anheuser-Busch	• Heineken brand in Canada
• Increased domestic competition or pricing pressure

	Femsa	• Modelo brands in Canada

Risk to Molson is not only immediate impact, but loss of choice and options: Molson must preempt the outcome

Molson and Coors: The Right Combination

[LOGO]		[LOGO]

[GRAPHIC]		[GRAPHIC]
&
• North America’s oldest brewer		• Established in 1873 by Adolph Coors
• 13th largest brewer in the world		• 8th largest brewer in the world
• Leading position in Canada; growth opportunity in Brazil		• Leading brands in US and UK beer markets

Rich Brewing Heritage, Experienced Management, Leading Brands

Merger Improves Likelihood of Regaining the Vision

•                  To secure the current commercial relationship with Coors, which represents 20% of Molson’s total shareholder value

•                  To identify and obtain $175 million in synergies, which would not be available to Molson otherwise:

•                  Capitalizes on Molson’s proven track record in delivering cost savings

•                  To be able to drive top line sales in Canada through increased marketing investments behind Molson Canadian and Coors Light

•                  To reduce the financial impact of Brazil, allowing Molson shareholders greater time to receive the payback from the Brazil investment

•                  To expand brewing operations in Montreal and Toronto by adding 2M hl of beer: new jobs supported with new capital investment

Leo Kiely

Makes Perfect Sense

•                  Creates top-5 brewer with the operational scale to succeed in the global brewing industry

•                  Strong market positions in some of the world’s largest beer markets

•                  Broader geographic base provides diversified sources of revenue, profit and cash

•                  Experienced management team to ensure smooth integration and capitalize on growth opportunities

•                  126 years of consumer industry experience

•                  Proven integration skills

•                  Natural strategic and cultural fit

•                  Complementary product lines and operational geography

•                  Existing strong working relationships

•                  Common values, operating philosophies and heritages

Objective is to deliver top quartile shareholder returns

With Broad Scope & Scale

•                  Pro forma LTM net sales and EBITDA(1) of approximately US$6.0 billion and US$1.0 billion, respectively

•                  Combined 2003 volume of 60M hl/51M US bbls

•                  Combined product portfolio of more than forty brands

[GRAPHIC]

•                  Distribution and/or licensing agreements with leading international brewers including Heineken, Grolsch, FEMSA, and Grupo Modelo

(1)          EBITDA represents earnings before interest, tax, depreciation and amortization.

Enhanced Platform in Developed Markets, Balanced Emerging Market Exposure

•                  Strong positions in world’s highest margin beer markets

•                  Growth opportunities through underdeveloped regions/brands in mature markets and Brazil

2003 Volume 60M hl

[CHART]

LTM Net Sales US$6B

[CHART]

LTM EBITDA US$1B

[CHART]

(1)  Includes Coors’ America’s segment

(2)  Includes Coors’ Europe segment

Strong geographically diversified company

With Leading Positions in Key Markets

			All Brands
Country	Top Brand	Rank	Market Share	Rank

Canada	[GRAPHIC]	#1	43%	#1

United Kingdom	[GRAPHIC]	#1	21%	#2

United States	[GRAPHIC]	#3	11%	#3

Brazil	[GRAPHIC]	#3	11%	#3

Source: Datamonitor and Brewers of Canada (2003)

Strong brands in some of the world’s largest beer markets

Enhanced Financial Strength

Pro Forma LTM Molson Coors

(US$M)

Net sales	$6,036

Operating income	694

Margin	11.5%

EBITDA	996

Margin	16.5%

Free cash flow*	723

*Defined as EBITDA – CAPEX

CAD/USD exchange rate of 1.34

Excludes potential synergies

LTM (last twelve months) ended June 30, 2004

•                  Substantially enhanced financial strength, and financial flexibility

•                  Net Debt / LTM EBITDA ratio of 1.9x

•                  LTM Interest coverage of 7.1x

•                  US$175M in identified synergies

Financial strength and flexibility drives growth in revenue, profits and returns

. . . And Balanced Board & Management Team

Molson				Coors
Independent				Independent
Chairman
Molson	E. Molson			Coors
Independent				Independent
Office of Synergies & Integration
Molson				Coors
Independent	Vice Chairman		CEO	Independent
	D. J. O’Neill		L. Kiely
Molson				Coors
Family				Family
	Elected	Elected	Elected
	Independent	Independent	Independent	Coors
Family

Synergies

	Expected Savings	% of Pro Forma Cost Base
	(US$M)

Brewery Network Optimization	$60	1.1%

Procurement Savings	43	0.8

SG&A	40	0.8

Best In Class Savings	12	0.2

Organizational Design	10	0.2

Other	10	0.2

Total	$175	3.3%

Molson Coors has identified a clear path to substantial synergies

Profit Impact and Estimated Timing

Impact on EBITDA of 100% Synergies

[CHART]

Expected Timing of Synergies

[CHART]

50% of synergy capture to occur in the first 18 months

Significant Opportunity for Margin Expansion

	EBITDA to Net Sales					Molson Coors
	CY99	CY00	CY01	CY02	CY03	Without Synergies	With 100% Synergies

Molson*	18.3%	18.9%	20.3%	22.9%	22.8%
						16.5%	19.5%
Coors	12.1%	12.2%	12.2%	14.1%	13.6%

AmBev	21.1%	28.7%	30.5%	36.9%	35.4%

A-B	25.9%	26.4%	27.6%	28.2%	28.8%

Interbrew	23.3%	21.2%	21.0%	21.0%	21.3%

Heineken	17.2%	17.1%	17.5%	17.6%	20.2%

* Years aligned for comparison purposes; CY99 to CY01 as reported in F’02 annual report under the comparable basis; CY02 and CY03 exclude gains on sales and charges for rationalization

US$175M in synergies represent 300 basis points of margin improvement with significant opportunities for further margin expansion

Revenue Growth Opportunities

Canada

•                  Unleash Coors Light; redirect dollars from Canadian Light to Canadian

•                  Support value entry to regain share and drive volume savings

•                  Utilize the ARC technology from UK to drive on-premise listings

USA

•                  Continue to support Coors Light in developmental regions, capitalizing on improving brand attribute ratings

•                  Expand testing of Marca Bavaria

•                  Leverage Molson Canadian, Zima, and Molson XXX in the complete US system

UK

•                  Opportunity for Molson Lager

Brazil

•                  Investigate the appeal of Coors Light

Funding from synergies provides additional support for critical brands in key markets

Financially Compelling Combination

•                  Synergies drive profits and value creation

•                  Combined enterprise value of approximately US$8.4B

•                  US$6.0B in pro forma last twelve months net revenue and US$1.0B in pro forma last twelve months EBITDA pre-synergies

•                  Pro forma free cash flow* in excess of US$700M

•                  Enhanced financial strength and greater flexibility

*Defined as EBITDA – CAPEX

Increased size creates the financial strength and flexibility to drive future growth

Last Twelve Months Pro Forma Income Statement

			Combined
(US$M)	Molson	Coors	Pre-synergies	$ 175M Synergies
Net sales	1,890	4,146	6,036	6,036

EBIT	365	331	696	871

Margin	19.3%	8.0%	11.5%	14.4%

EBITDA	413	585	998	1,173

Margin	21.8%	14.1%	16.5%	19.4%

Net income	187	174	361	475 (1)

Free cash flow*	348	377	725	900

LTM as of June 30, 2004

CAD/USD exchange rate of 1.34

Excludes purchase accounting adjustments

*                 EBITDA – Capex

(1)          Synergies taxed at 35%

Margin Expansion, Stronger Cash Flow, Increased Profits

Pro Forma Balance Sheet

(US$M)	Molson	Coors	Combined
Cash	$10.8	$36.2	$47.1
Total current assets	$367.6	$1,128.5	$1,496.1

PP&E	742.3	1,411.0	2,153.3
Total assets	$2,931.2	$4,532.0	$7,463.1

Total current liabilities	$760.9	$1,175.9	$1,936.8
Total debt	840.6	1,142.1	1,982.7
Minority interests	93.5	29.8	123.2

Shareholders equity	929.7	1,425.4	2,355.1
Total liabilities and shareholders equity	$2,931.2	$4,532.0	$7,463.1

As of June 30, 2004
CAD/USD exchange rate of 1.34
Excludes purchase accounting adjustments

Low leverage provides Molson Coors the financial flexibility to grow

Coors Performance Overview: 2003

In the most recent fiscal year, Coors emerged a stronger company in a very tough year.

•                  Improvements made in key areas of the business

•                  Continued investments in future growth

•                  Generated cash and exceeded debt repayment goals

•                  Strengthened financial position; strengthened and grew returns on capital

Coors Americas Segment

Coors Brewing Company

•                  Continued strong U.S. pricing environment

•                  Share maintained in a flat, highly competitive beer market

•                  Refined marketing strategy gaining traction with key demographic groups

•                  Sales organization strengthened and making progress in key markets (Hispanic) and channels (national accounts, convenience stores)

•                  Proven track record in improving efficiency and reducing cost of U.S. operations (Goal: US$100mm in next 5 years)

•                  Consistently able to generate cash, pay down debt

•                  Canada: 7+% volume growth; 28% pretax income growth in 2003

Coors Europe Segment

Coors Brewers Limited

•                  Carling #1 U.K. beer brand – 30% larger than #2 brand

•                  Significant improvements in balancing volume and margins

•                  Achievements in productivity and cost reductions (new packaging lines in Burton, outsourcing of kegs and pub servicing)

•                  Long-term market trends play to Coors’ strengths: growth in lagers, move toward off-premise/chains, where brand building is key

•                  2003: Grew volume 7% and share 1.2 percentage points to 20.3%

2003 UK Market Share Grew 1.2% to 20.3%...

Coors Owned Brands

	2002	2003	Growth PPs
	%	%
Total Trade	19.1	20.3	+ 1.2

On Trade	20.2	21.7	+ 1.5

Off Trade	17.2	18.2	+ 1.0

Source: BBPA

...Which Is a Continuation of Consistent Strong Growth in Both the On-Trade…

Owned Brand Market Share - On Trade

[CHART]

On-Trade (~65% of CBL volume)

…and the Off-Trade

Owned Brand Market Share - Off-Trade

[CHART]

Off-Trade (~35% of CBL volume)

Molson Coors – A Key Strategic Step

Value Creation	Critical Mass	Vision

• Transaction unlocks shareholder value through US$175M of merger synergies	• Creates top-5 brewer with global scale and diversity	• Natural strategic and cultural fit – new company to combine best of both organizations

• Experienced management team can deliver upon key objectives	• Strong cash flow and balance sheet for further investment in business and Molson Coors’ future growth	• Vision shared by family owners who have been growing the business for generations

• Best-run global beer company

Enhanced position in consolidating global brewing industry

Q & A

QuickLinks

  PRESS RELEASE —For immediate release
  Investor Presentation